SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549
                            Form 8 - K
                          Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 16, 2001

                         S & T Bancorp, Inc.

        (Exact name of registrant as specified in its charter)

Pennsylvania                        0-12508                  25-1434426

(State or other jurisdiction (Commission File Number)     (IRS Employer of
of incorporation)                                         identification No.)

43 South Ninth Street, Indiana, PA                           15701

(Address of principal executive offices)                   Zip Code

Registrant's telephone number, including area code (800)325-2265

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Item 5 - Other Events

S&T Bancorp, Inc. announces record earnings for the fourth quarter and the year ending December 31, 2000. Diluted earnings per share increased 10 percent in the fourth quarter to $0.43 per share from $0.39 per share in 1999. Net income increased 9 percent to $11.6 million from $10.7 million in the year ago period. For the year ending December 31, 2000, diluted earnings per share increased 10 percent to $1.66 from $1.51 in 1999. Net income rose 9 percent to $45.0 million from $41.4 million in 1999.

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Item 7 -  Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                       S & T Bancorp, Inc.

January 16, 2001

                                       /s/ Robert E. Rout

                                       Robert E. Rout
                                       Executive Vice President
                                       and Chief Financial Officer